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Exhibit 21

Subsidiaries	State or Country of Incorporation
All subsidiaries are wholly owned except as indicated.
Bally Technologies, Inc.	Nevada
Alliance Holding Company	Nevada
Bally Gaming International, Inc.	Delaware
Bally Gaming, Inc.	Nevada
Bally Technologies India Private Limited	India
BGI Gaming & Systems, S. de R.L. de C.V.+	Mexico
Bally Gaming Services, LLC	Nevada
Bally Servicios, S. de R.L. de C.V.++	Mexico
Bally Gaming Africa (Proprietary) Ltd.	South Africa
Bally Gaming de Puerto Rico, Inc.	Puerto Rico
Bally Gaming and Systems, S.A.	Uruguay
Bally Gaming and Systems UK Limited	United Kingdom
Bally Gaming Hong Kong Limited	Hong Kong
Bally Properties East, LLC	Nevada
Bally Properties West, LLC	Nevada
Bally Gaming Canada Ltd.	Canada
Bally Gaming GP, LLC	Nevada
Bally Gaming LP, LLC	Nevada
Bally Technologies Bermuda, L.P.++++	Bermuda
Bally Gaming Netherlands II B.V.	Netherlands
Bally Gaming and Systems	France
Bally Gaming d.o.o.	Slovenia
Bally Gaming International GmbH	Germany
Bally Gaming Netherlands I B.V.	Netherlands
Bally Gaming Netherlands III B.V.	Netherlands
Importadora Bally Technologies Chile Limitada+++++	Chile
Bally Macau Limited+++	Macau
Bally Technologies (Gibraltar) Limited	Gibraltar
Bally Technologies Italy S.R.L. Unipersonale	Italy
Bally Technologies New Zealand Limited	New Zealand
Bally Technologies Singapore PTE. Ltd.	Singapore
Bally Technologies Spain, S.L.U.	Spain
Bally Technologies Colombia SAS	Colombia
Bally Technologies Malta Limited+	Malta
Compudigm Services, Inc.	Nevada
Shuffle Master International, Inc.	Nevada
Bally Technologies Australia Holdings I PTY LTD	Australia
Bally Technologies Australia II Pty Limited	Australia
SHFL entertainment (Australasia) Holdings Pty Limited	Australia
Shuffle Master Australasia Group Pty Ltd	Australia
Stargames Pty Ltd	Australia
Stargames Australia Pty Limited	Australia
Stargames Group Management Pty Limited	Australia
Stargames Investments Pty Limited	Australia
Stargames Assets Pty Limited	Australia
Stargames Holdings Pty Limited	Australia
Australasia Gaming Industries Pty Limited	Australia
Bally Technologies ANZ Pty Limited	Australia
B.G.I Australia Pty. Limited	Australia

Subsidiaries	State or Country of Incorporation
Bally Technologies Australia Pty. Ltd.	Australia
Precise Craft Pty Limited	Australia
SHFL entertainment (New Zealand) Pty Limited	New Zealand
SHFL entertainment (Australasia) Property Pty Limited	Australia
SHFL Holdings (Gibraltar) Limited	Gibraltar
SHFL entertainment (Gibraltar) Limited	Gibraltar
SHFL Resources (Gibraltar) Limited	Gibraltar
SHFL entertainment (Alderney) Limited	Alderney
SHFL International, LLC	Nevada
SHFL (Qingdao) Game Technology Company Limited	China
SHFL Master Australia Pty Ltd.	Australia
Gaming Products Pty., Ltd.	Australia
VIP Gaming Solutions Pty Limited	Australia
Shuffle Master Holding GmbH	Austria
Shuffle Master Management—Service GmbH+++++++	Austria
Shuffle Master GmbH	Austria
Shuffle Master GmbH & Co KG+++++++	Austria
CARD Shuffle Master Investments (Proprietary) Limited	South Africa
SHFL entertainment (Argentina) S.R.L.++++++	Argentina
SHFL entertainment (Asia) Limited++++++	Macau
SHFL entertainment (Mexico), S. de R.L. de C.V.++++++	Mexico
SHFL entertainment (Servicios), S. de R.L. de C.V.++++++	Mexico
SHFL Properties, LLC	Nevada
Sierra Design Group	Nevada
Arcade Planet, Inc.	California
Casino Electronics, Inc.	Nevada

+	99% owned by Bally Gaming, Inc. and 1% owned by Bally Gaming International, Inc.
++	99% owned by BGI Gaming & Systems and 1% owned by Bally Gaming Services, LLC
+++	90% owned by Bally Gaming Netherlands II B.V. and 10% owned by Bally Gaming Netherlands I B.V.
++++	99% owned by Bally Gaming LP, LLC and 1% owned by Bally Gaming GP, LLC
+++++	99.9% owned by Bally Gaming Netherlands III B.V. and 0.1% owned by Bally Gaming Netherlands I B.V.
++++++	90% owned by Bally Gaming, Inc. and 10% owned by Shuffle Master International, Inc.
+++++++	100% limited partner between Shuffle Master Management-Service GmbH and Shuffle Master GmbH & Co KG

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  Exhibit 21